DEFEASANCE ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

THIS DEFEASANCE ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is dated as of December 15, 2005, among FPR HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership (“Pledgor”), JPMORGAN CHASE BANK, f/k/a The Chase Manhattan Bank, as trustee, under the Pooling and Servicing Agreement, dated as of December 18, 1998 (as amended from time to time, the “Pooling and Servicing Agreement”), for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (together with its successors and assigns, “Pledgee”), SB FPR HOLDINGS, LLC, a Delaware limited liability company (“Successor Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank), a national banking association, as master servicer (“Servicer”) under the Pooling and Servicing Agreement, and, for the sole purpose of acknowledging the transactions effected by this Agreement, WELLS FARGO BANK, N.A., a national banking association, as Securities Intermediary and Custodian (“Intermediary”).

RECITALS:

A. Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company (“Original Lender”), made a loan to Pledgor in the original principal amount of FORTY-ONE MILLION EIGHT HUNDRED FOURTY-ONE THOUSAND TWENTY-ONE AND 29/100 DOLLARS ($41,841,021.29) (the “Loan”) pursuant to a Loan Agreement, dated December 23, 1997, between Pledgor and Original Lender (the “Loan Agreement”).

B. The Loan is evidenced by that certain Deed of Trust Note, dated as of December 23, 1997 (the “Note”), from Pledgor to Original Lender.

C. The Loan and Note are secured by those certain Deed of Trust, Assignment of Leases and Rents and Security Agreements, each dated as of the date of the Note (the “Deed of Trust”), executed by Pledgor in favor of Richard W. Klein, Jr., as trustee (“Original Pledgee”) for the benefit of Original Lender, as Beneficiary, granting to Original Pledgee, among other things, a lien on the real property located at 6600 Business Parkway, Elkridge, Maryland, 250 Exchange Place, Fairfax, Virginia, 6295 Edsall Road, Fairfax, Virginia, and 13129 Airpark Road, Culpeper, Virginia as more particularly described in said Deed of Trust (the “Real Property”), a separate Assignment of Leases and Rents, dated as of the date of the Note (the “ALR”) and certain UCC Financing Statements (the “Financing Statements”; together with the ALR, the “Collateral Documents”). The Loan is further evidenced or secured by various other documents executed by Pledgor and others in favor of Original Pledgee (together with the Loan Agreement, Note, the Deed of Trust, the ALR and the Financing Statements, the “Loan Documents”).

D. Original Lender assigned all of its right, title and interest in the Loan, and the Loan Documents to Pledgee.

E. Pursuant to the Loan Documents, Pledgor has requested that Pledgee release the lien of the Deed of Trust and terminate the Collateral Documents upon Pledgor’s defeasance of the Loan.

F. Pursuant to the Loan Documents, it is a condition precedent to Pledgee’s obligation to release the lien of the Deed of Trust and terminate the Collateral Documents that Pledgor grant a security interest in the Pledged Collateral (as defined in the Security Agreement) to Pledgee to secure the payment and performance in full when due of all amounts payable under the Loan Documents.

G. Pledgor is the legal and beneficial owner of the securities listed in Exhibit A hereto (collectively, the “Securities”), and, pursuant to the Loan Documents, and as a condition precedent to Pledgee’s obligation to release the lien of the Deed of Trust and terminate the Collateral Documents, Pledgor has granted to Pledgee, pursuant to a certain Defeasance Pledge and Security Agreement, dated as of the date hereof, by and among Pledgor, Pledgee, Servicer and acknowledged by Intermediary (the “Security Agreement”), a security interest in the Securities, certain other collateral and the proceeds thereof to secure the payment and performance in full when due of all amounts payable under the Loan Documents.

H. In connection with the Security Agreement, Pledgor, Pledgee, Intermediary and Servicer have entered into the Defeasance Account Agreement, pursuant to which Intermediary has established and will maintain an account to hold the Pledgor’s interest in the Securities and other collateral.

I. In connection with Pledgee’s release of the lien of the Deed of Trust and termination of the Collateral Documents pursuant to the Loan Documents, Pledgor is required or permitted to transfer and assign all obligations, rights and duties under and to the Note and the other Defeasance Documents, together with its interest in the Pledged Collateral, to a successor entity established or designated in accordance with the Loan Documents.

J. Successor Borrower has been established or designated to be the successor entity to assume certain of Pledgor’s rights and obligations under the Defeasance Documents, and Servicer, acting on behalf of Pledgee, has approved Successor Borrower to be the successor entity to assume certain of Pledgor’s rights and obligations under the Defeasance Documents.

K. Pledgor desires to (i) obtain the release of the lien of the Deed of Trust and terminate the Collateral Documents, (ii) transfer certain of its rights and obligations under the Defeasance Documents to Successor Borrower and (iii) obtain a release of certain of its rights and obligations under the Defeasance Documents and the other Loan Documents to the extent provided herein, and Successor Borrower desires to assume certain of Pledgor’s rights and obligations under the Defeasance Documents and acquire Pledgor’s right, title and interest in the Pledged Collateral.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions.

Each capitalized term used and not defined herein shall have the meaning assigned to such term in the Security Agreement.

Section 2. Assignment of Secured Obligations and Securities.

Pledgor hereby sells, transfers and assigns to Successor Borrower, effective as of the date hereof, (a) the Secured Obligations including, without limitation, all obligations, rights and duties in, to and under, and subject to the terms of, the Defeasance Documents and (b) all of Pledgor’s right, title and interest in and to the Pledged Collateral, subject to the terms of the Defeasance Documents and to the rights of Pledgee and the obligations of Intermediary pursuant to the Security Agreement and the Defeasance Account Agreement.

Section 3. Assumption of Loan Obligations.

(a) Successor Borrower, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby assumes, and agrees to be bound by and to perform: (1) each of the Secured Obligations and all other covenants, agreements, representations and warranties of Pledgor under the Defeasance Documents, first arising or accruing on or after the Closing Date, and (2) each of the obligations, covenants, agreements, representations and warranties of Successor Borrower contained herein (the failure to comply with Section 3(a)(1) or Section 3(a)(2) shall constitute an Event of Default); provided however, Successor Borrower shall not assume any obligations (i) under Section 4 of the Security Agreement (with respect to the Securities transferred to Successor Borrower on the date hereof), (ii) under Section 6 of the Security Agreement, to the extent that such obligations have been fully performed by Pledgor or parties other than Successor Borrower prior to the transfer of the Securities to Successor Borrower, (iii) that may arise as a result of the Pledgor’s failure to effect the initial perfection of Pledgee’s interest in the Pledged Collateral prior to the transfer of the Pledged Collateral to Successor Borrower, (iv) that may arise as a result of any misrepresentation or misstatement made by Pledgor in any of the Defeasance Documents or otherwise made by Pledgor in connection with the defeasance transaction contemplated under this Agreement or (v) arising under the Note or other Loan Documents (to the extent that such Loan Documents are incorporated in the Note), which (1) relate to the use or operation of the Real Property or (2) conflict with any express covenants or obligations assumed by Successor Borrower under the other Defeasance Documents; provided, further, however, except as otherwise expressly provided in Section 3(b) below, Successor Borrower shall be liable to Pledgee only to the extent of the Pledged Collateral, and Pledgee shall have no recourse against, and Pledgee shall not enforce any monetary judgment against, assets of Successor Borrower other than the Pledged Collateral, with respect to the Secured Obligations. Nothing herein is intended to limit or restrict Pledgee’s rights or remedies with respect to the Pledged Collateral.

(b) Notwithstanding the foregoing, Successor Borrower (but not its members or manager) shall be personally liable for all claims, demands, liabilities, deficiencies, losses, damages, judgments, costs, and expenses, including without limitation reasonable attorneys fees and costs of collection incurred, suffered or paid by Pledgee as a result of:

(i) any representation, warranty or certification made by or on behalf of Successor Borrower for the benefit of Pledgee in any Defeasance Document (or in any modification or supplement thereto), or in any certificate, report, financial statement or other item furnished to Pledgee in connection with this transaction having been false or misleading in any material respect as of the time made or furnished;

(ii) the Pledged Collateral or any part thereof or interest therein becoming subject to any security interest, pledge, covenant, lien, or other encumbrance whether junior or senior to the interest of Pledgee as a result of actions of Successor Borrower;

(iii) the Pledged Collateral or any part thereof or interest therein being sold, assigned, transferred, conveyed or otherwise disposed of, or becoming the subject of any attempted sale, assignment, transfer or conveyance, by Successor Borrower;

(iv) any of the Events of Default described in subparagraphs (vii), (viii), (ix), (x), (xi) or (xii) of Section 9(a) of the Security Agreement shall occur as a result of actions of Successor Borrower or circumstances relating to Successor Borrower;

(v) Successor Borrower’s failure at any time to be a Single Purpose Entity in good standing in the jurisdiction of its formation and primary place of business; or

(vi) the funds in the Pledged Collateral Account being insufficient to satisfy all obligations due under the Note or under any other Defeasance Document (without taking into account (a) reinvestment income or (b) failure by any Obligor to satisfy its obligations under the Securities).

Successor Borrower’s assumption of the obligations of Pledgor as set forth above under the Defeasance Documents other than the Note is limited to those obligations arising on and after the date hereof. With respect to the Note, Successor Borrower expressly assumes liability for the outstanding principal balance of the Loan as of the date hereof and all interest accruing on the Loan from the first day of the interest accrual period in which the defeasance contemplated herein occurs, which shall be paid from Pledged Collateral deposited by the Pledgor into the Pledged Collateral Account in accordance with the provisions of the Defeasance Account Agreement. Successor Borrower acknowledges that Section 57(d) of the Deed of Trust states that the Loan may not be prepaid following the consummation of the Defeasance and the release of the Real Property.

(c) Notwithstanding anything to the contrary set forth in Section 3(b), Pledgee shall have no recourse for any claims, demands, liabilities, deficiencies, losses, damages, judgments, costs and expenses, including, without limitation, legal fees and expenses, under Section 3(b) or otherwise under the Defeasance Documents against any assets (other than the Pledged Collateral) of Successor Borrower that have been pledged to Pledgee pursuant to any other defeasance transaction until such transaction has been paid in full pursuant to which Successor Borrower becomes the successor borrower under one or more defeased mortgage loans held by Pledgee.

(d) In addition to the rights of Pledgee under the Defeasance Documents, Successor Borrower hereby grants to Pledgee and Servicer a power of attorney to file, at Successor Borrower’s cost, any franchise or other administrative filings which may be required to maintain Successor Borrower’s good standing and legal existence in the event Successor Borrower fails to do so and such failure continues for thirty (30) days after written notice.

(e) Successor Borrower shall deliver to Pledgee, within thirty (30) days after written request from Pledgee, certification signed by an officer of Successor Borrower or of Successor Borrower’s managing member or general partner, as applicable, certifying that such officer is familiar with the activities and operations of Successor Borrower and Successor Borrower’s affiliates and all transactions entered into by Successor Borrower during the preceding twelve months (or since the date of Successor Borrower’s formation, if Successor Borrower was formed during such preceding twelve month period), and that, to such officer’s knowledge, Successor Borrower has conducted itself as a Single Purpose Entity during such period, has filed all tax returns required to be filed during such period and has paid all taxes due and payable during such period. If requested by Pledgee, each such certification shall be accompanied by an original certificate of existence or good standing issued by the Secretary of State of the jurisdiction of Successor Borrower’s formation dated not more than thirty (30) days prior to date of such certification. In addition to any other remedies that Pledgee may have under the Defeasance Documents, in the event of the failure of Successor Borrower to maintain its status as a Single Purpose Entity in good standing, Successor Borrower’s failure to file all required tax returns and pay all taxes that it owes or Successor Borrower’s failure to file all forms and documents required to maintain its separate legal existence, in each case, which failure shall continue for thirty (30) days after written notice, Successor Borrower hereby agrees to the assumption of the Loan by, and the transfer of the Pledged Collateral to, a Single Purpose Entity designated by Pledgee and hereby appoints Pledgee and Servicer as attorneys-in-fact with power of attorney to affect such transfer and assumption.

Section 4. Acknowledgment of Pledgee.

Subject to the satisfaction, or written waiver, of all conditions to defeasance set forth in the Loan Documents, Pledgee hereby consents to (a) and shall promptly release the Real Property from the lien of the Deed of Trust, and terminate the Collateral Documents, (b) the transfer of Pledgor’s rights in the Pledged Collateral and rights and obligations under the Defeasance Documents to Successor Borrower and (c) the assumption in accordance with Section 3 of Pledgor’s rights, title and interest in the Pledged Collateral and Pledgor’s rights and obligations under the Defeasance Documents by Successor Borrower and Pledgee hereby acknowledges that nothing in this Agreement or the other Defeasance Documents shall be construed as an agreement on the part of Successor Borrower to assume or be liable for any claim, liabilities or obligations under the Loan Documents other than those claims, liabilities and obligations under the Note and the claims, liabilities and obligations under the other Defeasance Documents first arising or accruing on or after the Closing Date.

Section 5. Release of Pledgor.

Subject to satisfaction, or written waiver, of all conditions to defeasance set forth in the Loan Documents and, if applicable, confirmation from each of the Rating Agencies that the transactions contemplated by the Defeasance Documents will not result in a downgrade, qualification or withdrawal of the current rating of any of the Certificates or a failure to satisfy the criteria for defeasances established by each of the Rating Agencies, Pledgee hereby releases and discharges Pledgor from all claims, liabilities and obligations under the Loan Documents and the Defeasance Documents related to events first occurring or arising after the Closing Date, provided, however, Pledgor shall not be released from liability for any loss or damages suffered, or expenses incurred, by Pledgee, Intermediary or Successor Borrower as a result of or established pursuant to a claim, liability or obligation:

(i) arising from Pledgor’s obligations under Sections 4, 5 or 6 of the Security Agreement;

(ii) with respect to any representation, warranty or certification of Pledgor under the Defeasance Documents or the Loan Documents or in any certificate, report, financial statement or other item delivered by or on behalf of Pledgor in connection therewith that proves to have been false or misleading in any material respect when made or delivered;

(iii) arising as a result of the transfer of, or creation and perfection of the first priority lien on, the Pledged Collateral being deemed void or voidable for any reason whatsoever or any other payment made by Pledgor in respect of amounts due under the Loan Documents on or prior to the date hereof being recovered from Pledgee by Pledgor, its creditors, or any other person for any reason whatsoever;

(iv) for any other failure to pledge the Pledged Collateral to Pledgee or take any action necessary to effect the initial first priority perfection of Pledgee’s security interest therein or to effectively transfer the Pledged Collateral to Successor Borrower in accordance with the Defeasance Documents;

(v) arising under the Environmental Indemnity Agreement, dated December 23, 1997, among Pledgor and Original Lender or similar instruments executed by Pledgor (or others) in favor of Pledgee, any other indemnity obligations or any other obligations in the Loan Documents and Defeasance Documents that, by their terms, survive the release of the lien of the Deed of Trust;

(vi) arising as a result of an Event of Default under the Security Agreement that results from circumstances relating to Pledgor, or actions of Pledgor, included in subsections (iii) through (xii) of Section 9(a) of the Security Agreement; or

(vii) INTENTIONALLY DELETED.

Without limiting any other remedies Pledgee may have, upon any Event of Default arising under the Defeasance Documents or the Loan Documents from any breach, act or omission of Pledgor prior to the date hereof, Pledgee shall be entitled to enforce all of its remedies set forth in the Defeasance Documents and the Loan Documents against Pledgor. Except as expressly set forth in this Agreement, Pledgee hereby releases Pledgor from its obligations under the Loan Documents and the Defeasance Documents. Pledgee hereby further authorizes and directs Pledgor to file a release or termination of any UCC financing statement filed in connection with the Loan reflecting Pledgor as debtor and Pledgee or Original Pledgee as secured party. Pledgor agrees to file any such release or termination at its expense.

Section 6. Release of Pledgee and Servicer.

Pledgor hereby covenants and agrees that: (i) from and after the date hereof, Pledgee and Servicer may deal solely with Successor Borrower in all matters relating to the Loan and (ii) Pledgee and Servicer have no further duty or obligation of any nature relating to the Loan, the Loan Documents or the Defeasance Documents to Pledgor. The Pledgor hereby releases Pledgee and Servicer, and each of their predecessors in interest, together with all officers, directors, employees and agents of each of the foregoing, from all claims, causes of action and liabilities relating directly or indirectly to the Loan, the Real Property, the Loan Documents and the closing of the defeasance transaction contemplated by the Defeasance Documents, arising on or prior to the date hereof, including any and all claims arising from or relating to negotiations, demands, requests or exercise of remedies in connection with the Loan and the closing of the defeasance transaction contemplated by the Defeasance Documents.

Section 7. Representations and Warranties.

(a) Pledgor represents and warrants to the other parties hereto that, as of the date hereof:

(i) except as provided in the Modification, Waiver and Consent Agreement dated as of the date hereof by and between Pledgor and Pledgee, all principal, interest and other amounts due and payable on or before the date hereof under the Note and the other Defeasance Documents and Loan Documents have been paid;

(ii) no non-monetary default has occurred and is continuing under any of the Defeasance Documents or Loan Documents beyond any applicable grace or notice period;

(iii) the fair market value of the Real Property is greater than the face amount of the Securities;

(iv) Pledgor has not incurred any indebtedness other than the Loan;

(v) the pledge of the Securities to Pledgee and transfer of the Securities to Successor Borrower are not done in contemplation of insolvency or bankruptcy or with an intent to hinder, delay or defraud any of Pledgor’s creditors;

(vi) Pledgor is not insolvent immediately before signing this Agreement and is not being rendered insolvent by the pledge of the Securities to Pledgee and transfer of the Securities to Successor Borrower;

(vii) the assets owned by Pledgor immediately after giving effect to the pledge of the Securities to Pledgee and transfer of the Securities to Successor Borrower represent an amount of capital that is not unreasonably small for the business in which Pledgor is engaged, and Pledgor does not intend to engage in any other business for which such capital would be unreasonably small;

(viii) at the time of the pledge of the Securities to Pledgee and transfer of the Securities to Successor Borrower, Pledgor does not intend to, or believe that it will, incur debts that would be beyond its ability to pay as such debts matured;

(ix) the proceeds of the Securities (without regard to reinvestment income) will be sufficient to make all payments required under the Defeasance Documents, including all amounts required under Section 4(f) of the Defeasance Account Agreement; and

(x) the Loan Documents do not contain provisions requiring Pledgor to make any scheduled payments that by their terms would be payable on or after the date of the defeasance transaction contemplated herein, other than scheduled payments of principal and interest under the Note, including annual surveillance fees of rating agencies or servicing or trustees fees with respect to securitization of the Loan, except such payments as have been specifically identified by Pledgor and either (a) expressly assumed by Successor Borrower under the Defeasance Documents, or (b) paid in full in advance by Pledgor in connection with the closing of the defeasance transaction contemplated herein.

(b) Successor Borrower, relying on the Accountant’s Letter, represents and warrants to the other parties hereto, and hereby covenants for the benefit of such parties, that the proceeds of the Securities (without regard to reinvestment income and assuming no default by any obligor under the Securities) will be sufficient to make remaining scheduled payments of interest and principal as required under the Note, including payment of the Note in full on the Maturity Date.

(c) Successor Borrower also represents and warrants to the other parties that:

(i) Successor Borrower is a limited liability company, and is and shall be duly organized, validly existing and in good standing under the laws of the Delaware. Successor Borrower has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other Defeasance Documents;

(ii) the execution and delivery of this Agreement, the assumption of the Pledgor’s obligations under the Security Agreement, and performance of all of Successor Borrower’s obligations thereunder have been duly authorized by all necessary and appropriate action of Successor Borrower;

(iii) no consent or approval of any person, entity, or governmental authority is required with respect to the execution and delivery of this Agreement and the Defeasance Account Agreement by Successor Borrower or the consummation by Successor Borrower of the transactions contemplated thereby or the performance by Successor Borrower of its obligations under this Agreement and the other Defeasance Documents, except such consents or approvals as have already been obtained;

(iv) this Agreement, the Security Agreement and the Defeasance Account Agreement are the legal, valid and binding obligations of Successor Borrower, enforceable against Successor Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws of general applicability affecting the enforcement of creditors’ rights;

(v) the principal place of business of Successor Borrower is located at 576 Rosedale Road, Suite 10, Kennett Square, Pennsylvania 19348, Attention: Asset Manager;

(vi) the principal place of business of Successor Borrower has been located at the above address and Successor Borrower has not changed its name since its formation; Successor Borrower shall not establish a new location for the principal place of business, change its name or change its jurisdiction of organization until (A) it has given Pledgee not less than 30 days’ prior written notice of its intention to do so, clearly describing the new location, name or jurisdiction, and (B) it has provided Pledgee with any information regarding the new location, name or jurisdiction of formation as Pledgee may request; if Successor Borrower intends to establish a new location for the principal place of business, change its name or change its jurisdiction of organization, Successor Borrower shall cooperate with Pledgee in taking all action required by Pledgee to maintain perfection, priority and validity of the lien of Pledgee in the Pledged Collateral granted by the Security Agreement;

(vii) Successor Borrower has no notice or knowledge of any adverse claim, lien or encumbrance with respect to the Pledged Collateral;

(viii) Successor Borrower is, has been since the date of its formation, and shall at all times continue to be, a Single Purpose Entity;

(ix) Successor Borrower shall not transfer, pledge or encumber, or permit to be transferred, pledged or encumbered any managing membership interest in Successor Borrower, more than a 49% nonmanaging membership interest in Successor Borrower, or more than a 49% indirect interest in Successor Borrower without Rating Agency confirmation;

(x) Successor Borrower is not insolvent immediately before signing this Agreement;

(xi) At the time of the pledge of the Securities to Pledgee and transfer of the Securities to Successor Borrower, Successor Borrower does not intend to, or believe that it will, incur debts that would be beyond its ability to pay as such debts mature;

(xii) Successor Borrower shall deliver to Servicer and Intermediary an executed Internal Revenue Service Form W-9 within a reasonable time after the Closing Date; and

(xiii) INTENTIONALLY DELETED

(d) Intermediary hereby acknowledges and confirms that any fees and expenses related to the Default Permitted Investment or wire transfers from the Pledged Collateral Account to Successor Borrower or to Servicer are included in the fees already paid to Intermediary.

Section 8. Conditions to Defeasance.

Subject to the Modification, Waiver and Consent of even date herewith between Pledgor and Pledgee (the “Waiver”), Pledgor represents, warrants and covenants that it has satisfied the conditions set forth in the defeasance provisions of the Loan Documents to effectuate the release of the Real Property from the lien of the Deed of Trust and the defeasance of the Loan on the date hereof, or such conditions have been waived in writing by Pledgee. Pledgor will deliver on the date hereof a Certificate of Borrower in the form attached hereto as Exhibit B, and Pledgor acknowledges that Successor Borrower will rely on such Certificate of Borrower and on the representations set forth herein as a condition to entering into this Agreement. Pledgor further acknowledges and agrees that all proceeds from the Pledged Collateral in excess of amounts due under the Defeasance Documents will be used to pay the reasonable expenses of Successor Borrower in making the payments due under the Defeasance Documents and managing its obligations under the Defeasance Documents and any balance will be the sole property of Successor Borrower.

Section 9. Modifications.

This Agreement may not be amended, modified or otherwise changed in any manner, except by a writing executed by all of the parties to this Agreement. Notwithstanding the foregoing, from and after the date hereof, any new agreement pertaining to the Loan and any amendment, modification or extension of the Defeasance Documents may be made solely by Successor Borrower and Pledgee and shall not require the consent or execution of Pledgor. No such changes will increase Pledgor’s obligations under the Loan Documents and the Defeasance Documents that continue after the date of this Agreement as set forth in Section 5 above.

Section 10. Approvals.

Pledgor and Successor Borrower each hereby represents and warrants to Pledgee, with respect to itself, that such entity has obtained any and all third-party approvals and consents required to be obtained in connection with the execution and delivery of this Agreement and the performance of such entity’s obligations hereunder.

Section 11. Successors and Assigns.

This Agreement applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns.

Section 12. GOVERNING LAW; VENUE.

THIS AGREEMENT AND ALL OTHER RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UCC AND INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO LAWS OF THE STATE OF NEW YORK CONCERNING CONFLICTS OF LAWS OR CHOICE OF FORUM.

PLEDGOR, PLEDGEE, SUCCESSOR BORROWER, SERVICER AND INTERMEDIARY HEREBY IRREVOCABLY SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK AND TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. JURISDICTION AND VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT OR ANY OTHER DEFEASANCE DOCUMENT OR ANY ACTION RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS CREATED BY OR UNDER THE DEFEASANCE DOCUMENTS (IN EACH CASE, AN “ACTION”) SHALL, AT THE ELECTION OF PLEDGEE, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF PLEDGEE BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE STATE OF NEW YORK. PLEDGOR, PLEDGEE, SUCCESSOR BORROWER, SERVICER AND INTERMEDIARY HEREBY CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION AND HEREBY WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR PURPOSES OF ANY ACTION. PLEDGOR, PLEDGEE, SUCCESSOR BORROWER, SERVICER AND INTERMEDIARY HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE TO ANY ACTION OR A MOTION TO TRANSFER VENUE OF ANY ACTION: (I) ANY CLAIM THAT SUCH PARTY IS NOT SUBJECT TO SUCH JURISDICTION; (II) ANY CLAIM THAT ANY ACTION MAY NOT BE BROUGHT AGAINST IT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THOSE COURTS, OR THAT SUCH PARTY IS EXEMPT OR IMMUNE FROM EXECUTION; (III) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM; OR (IV) THAT THE VENUE FOR THE ACTION IS IN ANY WAY IMPROPER.

Section 13. Entire Agreement.

This Agreement and the other agreements referred to herein constitute all of the agreements among the parties relating to the matters set forth herein and supersede all other prior or concurrent oral or written letters, agreements or understandings with respect to the matters set forth herein.

Section 14. Full Force and Effect.

Except as modified by this Agreement and the other Defeasance Documents, the Loan Documents shall remain unchanged and in full force and effect.

Section 15. Counterparts.

This Agreement may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.

Section 16. Notices.

All notices or other communications hereunder shall be given in accordance with Section 14 of the Security Agreement, and shall be sent to Successor Borrower at the following addresses:

Successor Borrower:	SB FPR Holdings, LLC 576 Rosedale Road, Suite 10

Kennett Square, Pennsylvania	19348
Attention: Asset Manager Section 17.	Waiver of Trial by Jury

PLEDGOR, PLEDGEE, SUCCESSOR BORROWER, SERVICER AND INTERMEDIARY EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER MAY EXIST WITH REGARD TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR, PLEDGEE, SUCCESSOR BORROWER, SERVICER AND INTERMEDIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH A RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PLEDGOR, PLEDGEE, SUCCESSOR BORROWER, SERVICER AND INTERMEDIARY EACH IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 17 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Defeasance Assignment, Assumption and Release Agreement to be executed and delivered by its duly authorized officer effective as of the date first above written.

PLEDGOR:

FPR HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership

By: FPR-GP Holdings, Inc., a Delaware corporation, its General Partner

By: /s/ Barry H. Bass
Name: Barry H. Bass
Title: Executive Vice President and Chief
Financial Officer

SUCCESSOR BORROWER:

SB FPR HOLDINGS, LLC, a Delaware limited liability

company

By: MM FPR Inc, a Delaware corporation, its manager

By: /s/ J. Michael Bontrager
Name: J. Michael Bontrager
Title: President

PLEDGEE:

JPMORGAN CHASE BANK, f/k/a The Chase Manhattan Bank,

as Trustee under the Pooling and Servicing Agreement, dated as of December 18, 1998 (as amended from time to time, the “Pooling and Servicing Agreement”) for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2

By: Wachovia Bank, National Association (formerly First Union National Bank), a national banking association, as master servicer pursuant to the Pooling and Servicing Agreement

By:	/s/ D. Bryan Gregory

Name:	D. Bryan Gregory

Title:	Vice President

SERVICER:

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank), a national banking association, as master servicer pursuant to the Pooling and Servicing Agreement

By: /s/ D. Bryan Gregory
Name: D. Bryan Gregory
Title: Vice President

Wells Fargo Bank, N.A. acting in its capacity as Securities Intermediary and Custodian with respect to the Pledged Collateral, hereby acknowledges the terms and conditions of, and the transactions effected by, this Agreement.

WELLS FARGO BANK, N.A., a national banking association

By: /s/ Denyce Liggitt

Name:	Denyce Liggitt

Title:	Vice President

EXHIBIT A

Securities Schedule

EXHIBIT B

Form of Certificate of Borrower